Exhibit 5.1
[Letterhead of Fried, Frank, Harris, Shriver & Jacobson (London) LLP]

May 12, 2009
Mettler-Toledo International Inc.
1900 Polaris Parkway
Columbus, OH 43240
Ladies and Gentlemen:
     We have acted as special counsel to Mettler-Toledo International Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement of the Company on Form S-3, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) by the Company of an unlimited amount of one or more series of debt securities of the Company (the “Debt Securities”).
     The Debt Securities may be issued pursuant to an indenture (the “Indenture”) to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, or such other bank, trust company or other financial institution to be named that it is qualified to act as trustee under the Trust Indenture Act of 1939, as amended (in such capacity, the “Trustee”).
     With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.
     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.
     In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified

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documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, statements and warranties in the Indenture and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Indenture with their covenants and agreements contained therein.
     To the extent it may be relevant to the opinions expressed below, we have assumed that the Trustee has the power and authority to execute and deliver the Indenture, to perform its obligations thereunder and to consummate the transactions contemplated thereby, that the Indenture has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Trustee enforceable against the Trustee in accordance with its terms, and that the Trustee will comply with all of its obligations under the Indenture and all laws applicable thereto.
     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when:
     (i) the Registration Statement has become effective under the Securities Act (which will be upon filing of the Registration Statement with the Securities and Exchange Commission (the “Commission”));
     (ii) the terms of the issuance and sale of the Debt Securities have been established in conformity with the Indenture and duly approved by the board of directors of the Company in conformity with the Certificate of Incorporation and Bylaws of the Company and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;
     (iii) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee;
     (iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (which will be upon filing of the Registration Statement with the Commission); and
     (v) the Debt Securities have been duly authenticated and duly executed and delivered against payment therefor in accordance with the terms of the Indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement,

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such Debt Securities will constitute legal, valid and binding obligations of the Company.
     We express no opinion as to:
     (i) the legality, validity, binding effect or enforceability of any provisions of the Indenture or the Debt Securities relating to indemnification, contribution or exculpation;
     (ii) the legality, validity, binding effect or enforceability of any provision of any of the Indenture or the Debt Securities related to (a) any purported waiver, release or variation of rights, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by the Company under the Indenture or the Debt Securities to the extent limited by applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), or (b) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;
     (iii) the enforceability of any provision of any of the Indenture or the Debt Securities specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of any of the Indenture or the Debt Securities; and
     (iv) the enforceability of any provision of any agreement (a) concerning the enforceability of the waiver of rights or defenses contained in the Indenture relating to waiver of stay, extension or usury laws, (b) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor, and (c) which may be construed to be in the nature of a penalty.
     The opinions expressed herein are subject to (i) applicable bankruptcy, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.
     The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the applicable provisions of the General Corporation Law of the State of Delaware (including the pertinent provisions of the Constitution of the State of Delaware and

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pertinent reported judicial decisions construing the General Corporation Law of the State of Delaware and such provisions of the Constitution of the State of Delaware), each as currently in effect. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the opinions expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter after the date hereof for any reason.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Validity of debt securities” in the Prospectus. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP